UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 4, 2018

IMMUNE DESIGN CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36561	26-2007174
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Eastlake Ave. E., Suite 310 Seattle, Washington	98102
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 682-0645

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On January 4, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of Immune Design Corp. (the “Company”) approved 2017 cash bonuses, 2018 annual base salaries and equity awards for the Company’s named executive officers (each, an “Executive”), as set forth below. Bonus targets for the Executives were unchanged.

2017 Cash Bonuses and 2018 Annual Base Salaries

The Committee approved the following 2017 cash bonuses and 2018 annual base salaries, which salaries are effective January 1, 2018:

Name and Title	2017 Cash Bonus	2018 Annual Base Salary

Carlos Paya, M.D., Ph.D. President and Chief Executive Officer	$307,125	$602,550
Stephen Brady Executive Vice President, Strategy and Finance	$170,000	$412,000
Jan ter Meulen, M.D. Chief Scientific Officer	$155,000	$400,283

Equity Awards

The Committee approved and granted time-based restricted stock units (“Time-Based RSUs”), performance-based restricted stock units (“Performance-Based RSUs”) and options to purchase shares of the Company’s common stock to the Executives as annual equity incentive awards granted pursuant to the Company’s 2014 Omnibus Incentive Plan, which grants are set forth in the table below.

Name and Title	Time-Based RSUs	Performance-Based RSUs	Option Grant (shares)

Carlos Paya, M.D., Ph.D. President and Chief Executive Officer	46,500	120,500	216,500
Stephen Brady Executive Vice President, Strategy and Finance	20,000	25,000	100,000
Jan ter Meulen, M.D. Chief Scientific Officer	18,000	20,000	90,000

Each Time-Based RSU granted to each Executive represents the right to receive one share of the Company’s common stock and has a vesting commencement date of January 4, 2018. One-third of the Time-Based RSUs granted to each Executive will vest on each anniversary of the vesting commencement date over a three-year period, subject to the Executive’s continued service with the Company.

Each Performance-Based RSU granted to each Executive represents the right to receive one share of the Company’s common stock at a future date, with vesting subject to achievement of certain performance criteria set forth in the Performance-Based RSU agreements. Fifty percent of the Performance-Based RSUs will vest on each of June 30, 2018 and December 31, 2018 upon the achievement of the performance criteria by such date. If the performance criteria are not met by the specified date, the corresponding Performance-Based RSUs will expire.

The stock option granted to each Executive has (i) a vesting commencement date of January 4, 2018, (ii) an exercise price of $4.05 per share, the closing price of the Company’s common stock on January 4, 2018 and (iii) a term of 10 years from the grant date. Twenty-five percent of the shares subject to the option granted to each Executive will vest on the one-year anniversary of the vesting commencement date, and the remainder will vest in equal monthly installments over the subsequent two-year period, subject to the Executive’s continued service with the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE DESIGN CORP.

By:	/s/ Carlos Paya, M.D., Ph.D.
Carlos Paya, M.D., Ph.D.
President and Chief Executive Officer

Dated: January 9, 2018